SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant   ☐

Filed by a Party other than the Registrant  ☑

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Alpine Total Dynamic Dividend Fund

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)            Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

 PRELIMINARY COPY SUBJECT TO COMPLETION

DATED [      ], 2018

ALPINE TOTAL DYNAMIC DIVIDEND FUND

c/o Boston Financial Data Services

P.O. Box 8061

Boston, MA 02266

PROXY STATEMENT

OF

Saba Capital Management, L.P.

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. and certain of its affiliates (as identified on Annex I, collectively, “Saba,” “we,” “us” or the “Participants”) in connection with the solicitation of proxies from the shareholders of Alpine Total Dynamic Dividend Fund, a closed-end Delaware statutory trust (“Alpine” or the “Fund”).

The current Board of Trustees of the Fund (the “Board”) has considered an arrangement pursuant to which: (i) Aberdeen Asset Managers Limited (“Aberdeen”), subject to various other provisions, will serve as the new investment adviser to the Fund and (ii) four new Trustees (the “Post-Transaction Trustees”) will take office in place of the current Fund’s Trustees (the “Transaction”). For the reasons stated below, while Saba believes that the Fund is in need of a new investment adviser, it does not believe shareholders should so readily approve the adoption of a new advisory agreement before the Fund and its current investment advisor allows shareholders to realize a financial benefit, especially given that shareholders have, in Saba’s view, suffered poor investment returns over the past ten years. Accordingly, Saba also does not believe that Post-Transaction Trustees should be elected to the Board until and unless the Fund and its current investment advisor provides such a benefit.

We are therefore seeking your support at the upcoming special meeting of shareholders (the “Special Meeting”), to be held on Wednesday, March 14, 2018 at 11:00 A.M. Eastern Time, at 711 Westchester Avenue, White Plains, New York 10604, with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

Proposal		Our Recommendation

1.	Approve a new investment advisory agreement between the Fund and Aberdeen Asset Managers Limited (“Aberdeen”).	AGAINST

2.

To elect four (4) Trustees, each to serve for a term from one to three years or until his or her successor has been duly elected and qualifies, and each to take office only if Proposal 1 is approved by shareholders of the Fund and only after resignation of the current trustees of the Board.

WITHHOLD ALL

3.	To transact any other business that properly comes before the Special Meeting, including any postponement or adjournment thereof.

According to the Fund’s proxy statement for the Special Meeting, filed on January 4, 2018 (the “Fund’s Proxy Statement”), the Transaction will only be completed if shareholders of the Fund: (i) approve the new investment advisory agreement between the Fund and Aberdeen (the “New Advisory Agreement”) to be in effect in place of the Fund’s current advisory agreement (the “Current Alpine Advisory Agreement”) between itself and Alpine Woods Capital Investors, LLC (“Alpine Woods”) and (ii) elect the new nominees as Trustees. According to the Fund’s Proxy Statement, if the necessary approvals are obtained and certain other conditions are fulfilled, the Fund anticipates that the Transaction will be completed in the second quarter of 2018 (the “Closing”). If approved, the New Advisory Agreement will be effective on or about the Closing, according to the Fund.

The Board is currently comprised of four trustees divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. According to the Fund’s Proxy Statement, if Proposal 1 is approved, shareholders may the elect four Post-Transaction Trustees to the Board. If Proposal 1 is not approved by the shareholders of the Fund, none of the Post-Transaction Trustees in Proposal 2 will serve as a Trustee to the Fund, even if elected by shareholders. In such event, Proposal 2 would not be implemented and each member of the current Board will continue to serve.

The Fund has set the record date for determining shareholders entitled to notice of and to vote at the Special Meeting (the “Record Date”) as December 14, 2017. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, there were approximately 107,593,338 common shares, no par value (“Common Shares”) outstanding according to the Fund’s Proxy Statement. As of January [18], 2018, the Participants beneficially owned 9,655,235 Common Shares in the aggregate, as further described in Annex I.

We urge you to sign, date and return the GOLD proxy card “AGAINST” Proposal 1 and to “WITHHOLD ALL” on Proposal 2.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Fund’s shareholders on or about [     ], 2018.

This proxy solicitation is being made by Saba, and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Special Meeting other than as described herein. Should other matters be brought before the Special Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Fund’s proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page [6].

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

REASONS FOR THIS PROXY SOLICITATION

According to the Fund’s Proxy Statement, in connection with the Transaction, Alpine Woods and Aberdeen have entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which Aberdeen will acquire certain assets related to Alpine Woods’s business of providing investment management services to the Fund and other registered investment companies and pursuant to which Alpine Woods has agreed to transfer certain assets and liabilities to Aberdeen, for a cash payment (the “Asset Transfer”).

According to the Fund’s Proxy Statement, the Asset Transfer is conditioned on the approval of the New Advisory Agreement and, accordingly, it states that the current Board “believes that approval of the New Advisory Agreement would be in the best interest of the Fund.” Saba agrees that Alpine Woods should no longer be the manager of the Fund due to what Saba believes has been poor performance by Alpine Woods for the following reasons:

●	The Fund invested in the midst of one of the biggest bull markets in history: the NASDAQ 100, the Dow Jones Industrial Average and the S&P 500 have generated total returns of 322%, 175% and 147%, respectively since the Trust’s IPO in 2007.

●	Unfortunately, during the roughly ten year period since the Fund’s IPO, the Fund’s shareholders have received a total return of -5.0% (including all dividends, interest and distributions). This is a tragic loss of value that we believe has resulted from mismanagement by the Fund’s investment manager, Alpine Woods.

●	Most concerning to Saba, during the 10-year period of wealth destruction, Alpine Woods has generated over $300 million in fees and expenses.

As stated in the Fund’s Proxy Statement, Samuel A. Lieber, the Fund’s current Interested Trustee and President, will benefit from the cash proceeds that Alpine Woods will receive from Aberdeen under the Asset Purchase Agreement because he is an indirect majority owner of Alpine Woods. Mr. Lieber would benefit financially if the shareholders of the Fund approve the Proposals and the Transaction is completed. Accordingly, Mr. Lieber has a potential conflict of interest in the approval of the Proposals.

Saba believes that, before shareholders allow Alpine Woods to exit the stage and collect a payout by selling the rights to manage shareholder investments to another investment advisor; shareholders must be given the opportunity to demand that Alpine Woods allow shareholders to make back some of the money that long-term shareholders may have lost over the past several years.

For instance, Alpine Woods might allow all investors to sell their shares at net asset value (“NAV”), which would likely provide shareholders an opportunity to realize immediate gains. Saba believes that only after the Fund has allowed shareholders to realize some sort of immediate benefit, should Alpine Woods be able to effectuate the Asset Transfer and receive its cash payment.

Accordingly, Saba recommends that shareholders vote “AGAINST” Proposal 1 on the GOLD proxy card. Because Proposal 2 is conditioned on Proposal 1, Saba recommends that shareholders “WITHHOLD ALL” from voting for any of the Post-Transaction Trustees on the GOLD proxy card.

PROPOSAL 1: APPROVAL OF NEW ADVISORY AGREEMENT

As further described in the Fund’s Proxy Statement, the current Trustees of the Fund have proposed that Aberdeen, subject to various other provisions, will serve as the new investment adviser to the Fund upon completion of the Transaction, whereupon shareholders will adopt the New Advisory Agreement in place of the Current Alpine Advisory Agreement in connection with the larger Transaction. As further described in the Fund’s Proxy Statement, the Transaction will only be completed if shareholders of the Fund: (i) approve the New Advisory Agreement and (ii) elect the Post-Transaction Trustees as Trustees. The New Advisory Agreement will then be effective upon the completion of the Transaction, which is anticipated to at the Closing, whereupon Alpine will cease to serve as investment adviser to the Fund, and Aberdeen will commence serving as investment adviser to the Fund.

As described in the Fund’s Proxy Statement, if the Transaction is not completed for any reason, Alpine will continue as the investment adviser to the Fund.

Why we Believe Shareholders Should Not Approve the New Advisory Agreement

While the current Board of Trustees believes that New Advisory Agreement may provide potential benefits to shareholders, Saba believes that before approving such an agreement, the Fund and Alpine Woods should allow shareholders to realize an immediate benefit from their ownership of shares. Such a benefit may include Alpine Woods allowing all investors to sell their shares at NAV, which Saba believes would likely result in an immediate return on investment for long-term shareholders of the Fund.

For the above reason, Saba intends to vote “AGAINST” Proposal 1.

Vote Required.

Pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”), approval of Proposal 1 requires the affirmative vote of a “majority of the outstanding voting securities of the Fund” (as defined under the 1940 Act). This means the lesser of (1) 67% or more of the shares of the Fund present at the Special Meeting if more than 50% of the outstanding shares of the Fund are present in person or represented by proxy or (2) more than 50% of the outstanding shares of the Fund. Broker non-votes and abstentions will have the same effect as a vote against Proposal 1, although they will be considered present for purposes of determining the presence of a quorum at the Special Meeting.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote AGAINST Proposal 1 on the GOLD proxy card.

PROPOSAL 2: ELECTION OF FOUR NEW TRUSTEES

As disclosed in the Fund’s Proxy Statement, on December 14, 2017, the current Board and the Nominating and Corporate Governance Committee approved the Post-Transaction Trustees and recommended that shareholders of the Fund elect the Post-Transaction Trustees to the Board at the Special Meeting, conditioned upon shareholder adoption of the New Advisory Agreement (under Proposal 1), and their service conditioned on completion of the Transaction.

Currently, Eleanor T.M. Hoagland, H. Guy Leibler and Jeffrey E. Wacksman serve as Trustees of the Fund and Samuel A. Lieber serves as Chairman of the Board. Pursuant to the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”), Ms. Hoagland, Mr. Leibler, Mr. Wacksman and Mr. Lieber have nominated the four Post-Transaction Trustees as their successors to fill the vacancies created by the resignations of the current Trustees upon approval by shareholder vote. Accordingly, shareholders are being asked at the Special Meeting to elect the Post-Transaction Trustees.

The Fund’s Declaration of Trust also provides that the Board shall be divided into three classes. The terms of office of the Post-Transaction Trustees in each class, if elected, will expire at the annual meeting in either 2018, 2019 or 2020, in each case when their respective successor is elected and qualifies. Upon the expiration of the initial term of office of the Trustees, if re-elected by the shareholders at the applicable annual meeting, the Trustees of each class will hold office for a three-year term.

If Proposal 1 is approved by shareholders and all Post-Transaction Trustees described in Proposal 2 are elected, it is anticipated that Ms. Hoagland, Mr. Leibler, Mr. Wacksman and Mr. Lieber, an Interested Trustee, will resign immediately prior to the Closing, and that the newly elected Post-Transaction Trustees will take office as the Fund’s Trustees effective upon the Closing.

If Proposal 1 is not approved by the shareholders, none of the Post-Transaction Trustees in Proposal 2 will serve as a Trustee to the Fund, even if elected by shareholders. In such event, Proposal 2 would not be implemented and each member of the current Board will continue to serve.

Because Saba recommends that shareholders vote against Proposal 1, Saba intends to “WITHHOLD ALL” with respect to the election of Post-Transaction Trustees under Proposal 2.

Vote Required.

According to the Fund’s Declaration of Trust, approval of Proposal 2 requires the affirmative vote of a plurality of the shares of the Fund entitled to vote present in person or represented by proxy. Broker non-votes and abstentions will have the same effect as a vote against Proposal 2, although they will be considered present for purposes of determining the presence of a quorum at the Special Meeting.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend WITHHOLD ALL with respect to Proposal 2 on the GOLD proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is entitled to vote?

Shareholders of record at the close of business on December 14, 2017, are entitled to be present and to vote at the Special Meeting or any adjournment of the Special Meeting. Each Common Share of record is entitled to one vote, and each fractional Common Share is entitled to a proportional share of one vote, on each nominee presented at the Meeting on which such shareholder is entitled to vote. All of the nominees will be voted on by holders of the outstanding Common Shares voting together as a single class. Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Common Shares after the Record Date (unless they also transfer their voting rights).

How many shares must be present to hold the Special Meeting?

According to the Fund’s Proxy Statement, a majority of the outstanding Common Shares as of the Record Date must be present at the meeting to hold the Special Meeting. This is called a quorum. Common Shares are counted as present at the Annual Meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Common Shares that are present that vote to abstain or withhold or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until the Fund obtains a quorum. According to the Fund’s Proxy Statement, abstentions (shares of the Company’s capital stock for which proxies have been received but for which the holders have abstained from voting) and broker non-votes will be included in the calculation of the number of shares of the Fund’s capital stock represented at the meeting for purposes of determining whether a quorum has been achieved. Shareholders should expect similar treatment if they withhold from voting on a certain matter. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is present, a shareholder vote may be taken on one or more of the Proposals properly brought before the meeting prior to any adjournment if sufficient votes have been received and it is otherwise appropriate.

How do I vote my shares?

Common Shares held in record name. If your Common Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Common Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Common Shares beneficially owned or held in “street” name. If you hold your Common Shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the Common Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote in favor of the election of the Nominees. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 65 Locust Ave #302, New Canaan, CT 06840, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Common Shares represented by properly executed GOLD proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, “AGAINST” Proposal 1 and “WITHHOLD ALL” from voting on Proposal 2.

How should I vote on the Proposals?

We recommend that you vote your shares on the GOLD proxy card as follows:

“AGAINST” approving a new investment advisory agreement between the Fund and Aberdeen (Proposal 1); and

“WITHHOLD ALL” from electing four (4) of the Post-Transaction Trustees, each to serve for a term from one to three years or until his or her successor has been duly elected and qualifies, and each to take office only if Proposal 1 is approved by shareholders of the Fund and only after resignation of the current Trustees is effective (Proposal 2).

What vote is needed to approve each of the Proposals?

●	Proposal 1 – New advisory Agreement for the Fund. Pursuant to 1940 Act, approval of Proposal 1 requires the affirmative vote of a “majority of the outstanding voting securities of the Fund” (as defined under the 1940 Act). This means the lesser of (1) 67% or more of the shares of the Fund present at the Special Meeting if more than 50% of the outstanding shares of the Fund are present in person or represented by proxy or (2) more than 50% of the outstanding shares of the Fund. Broker non-votes and abstentions will have the same effect as a vote against Proposal 1, although they will be considered present for purposes of determining the presence of a quorum at the Special Meeting.

●	Proposal 2. – Election of New Trustees of the Fund According to the Fund’s Declaration of Trust, approval of Proposal 2 requires the affirmative vote of a plurality of the shares of the Fund entitled to vote present in person or represented by proxy. Broker non-votes and abstentions will have the same effect as a vote against Proposal 2, although they will be considered present for purposes of determining the presence of a quorum at the Special Meeting.

PLEASE DO NOT SIGN OR RETURN A PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “ABSTAIN” ON THEIR TRUSTEE NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:

●	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);

●	delivering a written revocation or a later dated proxy for the Special Meeting to Saba Capital Management, L.P., c/o InvestorCom, 65 Locust Ave #302, New Canaan, CT 06840 or to the secretary of the Fund; or

●	attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Special Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact InvestorCom toll free at (877) 972-0090 or collect at (203) 972-9300 for assistance or if you have any questions.

IF YOU HAVE ALREADY VOTED USING THE FUND’S PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that either the original or a copy of any revocation be mailed to Saba Capital Management, L.P., c/o InvestorCom, 65 Locust Ave #302, New Canaan, CT 06840, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Saba. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saba has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional compensation if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not less than $[●] based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ up to [●] persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

Costs of this proxy solicitation are currently estimated to be approximately $[●]. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $[●]. If successful, Saba may seek reimbursement of these costs from the Fund. In the event that Saba decides to seek reimbursement of its expenses, Saba does not intend to submit the matter to a vote of the Fund’s shareholders. The Board would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Fund and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

Where can I find additional information concerning Alpine?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s Proxy Statement in connection with the Special Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s trustees, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning executive compensation; and certain information concerning requirements pursuant to the 1940 Act, including information concerning the New Advisory Agreement, including the nature, extent and quality of service, investment performance, fees and economies of scale, fall-out benefits and other factors related to the New Advisory Agreement, as well as costs of services provided and profitability under the New Advisory Agreement, a form of the New Advisory Agreement and a comparison of the Current Alpine Advisory Agreement and the New Advisory Agreement. We take no responsibility for the accuracy or completeness of information contained in the Fund’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, at the SEC’s website https://www.sec.gov/edgar/.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.
Boaz R. Weinstein

[            ], 2018

 ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by (i) Saba Capital Management, L.P. (“Saba Capital”) and (ii) Boaz R. Weinstein, principal of Saba Capital (“Mr. Weinstein,” and together with Saba Capital, “Saba,” or the “Participants”).

As of the close of business on January 18, 2018, the Participants may be deemed to “beneficially own” (within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I), in the aggregate, 9,655,235 common shares, no par value of the Fund (the “Common Shares”), representing approximately 9.0% of the Fund’s outstanding Common Shares. The percentages used herein are based upon approximately 107,593,338 Common Shares outstanding as of the Record Date, as reported in the Fund’s Proxy Statement. Saba Capital may be deemed to beneficially own 9,655,235 Common Shares.

The principal business of Mr. Weinstein is investment management and serving as the Managing Member of Saba Capital and other affiliated entities. The principal business of Saba Capital is to serve as investment manager to various funds that directly hold the Common Shares reported in the aggregate herein (the “Saba Entities”). The principal business of the Saba Entities is to invest in securities.

The principal business address of each of Mr. Weinstein and Saba Capital is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto):

(i)	during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);

(ii)	no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) as the Fund; in this solicitation directly or indirectly beneficially owns any securities of the Fund;

(iii)	no Participant in this solicitation owns any securities of the Fund which are owned of record but not beneficially;

(iv)	no Participant in this solicitation has purchased or sold any securities of the Fund or the trust’s investment adviser during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22);

(v)	no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing;

(vi)	no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by Funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

(vii)	no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

(viii)	no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund;

(ix)	no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund;

(x)	during the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a trustee to the Fund other than the Nominee Agreements described herein;

(xi)	no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: the Fund or any of its subsidiaries, an Officer of the Fund, an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, (an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, or any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund, an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund;

(xii)	during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) as the Fund or having an investment adviser, principal underwriter, or “Sponsoring Insurance Company” that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person;

(xiii)	no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party;

(xiv)	no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Special Meeting;

(xv)	there are no material pending legal proceedings to which any Nominee or any of his or its associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund;

(xvi)	since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors; and

(xvii)	no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares

SCMF		SCMF II		SCLMF
Trade Date	Shares Acquired (Sold)	Trade Date	Shares Acquired (Sold)	Trade Date	Shares Acquired (Sold)
1/19/2017	4,296	9/29/2016	67,804	1/4/2017	30,336
1/25/2017	9,762	9/30/2016	37,935	1/5/2017	33,314
1/26/2017	8,455	10/3/2016	56,732	1/9/2017	46,193
3/30/2017	1,048	10/4/2016	65,335	1/10/2017	46,898
3/31/2017	2,749	10/5/2016	58,672	1/11/2017	49,766
7/27/2017	100,000	10/6/2016	106,686	1/19/2017	6,342
7/28/2017	8,014	10/7/2016	70,761	1/25/2017	14,409
8/1/2017	7,853	10/10/2016	23,585	1/26/2017	12,480
8/2/2017	23,761	10/11/2016	30,411	1/30/2017	13,065
8/4/2017	20,325	10/12/2016	30,000	1/31/2017	87,078
8/7/2017	18,469	10/13/2016	28,503	3/30/2017	1,816
8/8/2017	20,971	10/14/2016	40,485	3/31/2017	4,769
8/9/2017	13,914	10/24/2016	41,263	4/10/2017	56,222
8/10/2017	202,070	10/25/2016	24,578	4/25/2017	14,650
8/11/2017	14,492	10/26/2016	70,000	4/26/2017	39,894
8/15/2017	30,448	10/27/2016	70,400	5/1/2017	91,699
8/18/2017	7,641	10/28/2016	50,000	5/10/2017	30,329
11/14/2017	4,550	10/31/2016	70,000	5/11/2017	20,000
11/15/2017	10,862	11/1/2016	4,200	5/12/2017	34,739
12/22/2017	32,406	11/2/2016	11,293	5/15/2017	21,697
1/2/2018	23,941	11/7/2016	28,265	5/16/2017	20,000
1/3/2018	15,394	11/10/2016	50,000	5/17/2017	20,000
1/4/2018	18,176	11/11/2016	32,774	5/18/2017	60,000
1/5/2018	23	11/14/2016	127,595	5/22/2017	5,533
		11/15/2016	28,953	5/24/2017	11,050
SCS		11/16/2016	73,884	6/8/2017	18,866
	Shares	11/17/2016	20,000	6/9/2017	20,000
Trade Date	Acquired (Sold)	11/18/2016	65,582	7/13/2017	112,088
12/8/2016	8,660	11/21/2016	177,502	7/14/2017	24,798
1/25/2017	17,040	11/22/2016	120,019	7/17/2017	88,600
1/26/2017	14,758	11/23/2016	137,016	7/18/2017	46,523
3/30/2017	1,826	11/25/2016	144,885	7/19/2017	134,336
3/31/2017	4,791	11/28/2016	100,000	7/20/2017	73,908
8/1/2017	12,702	11/29/2016	200,000	7/21/2017	115,547
8/2/2017	38,431	11/30/2016	131,055	7/24/2017	17,604
8/4/2017	32,873	12/1/2016	230,000	7/25/2017	66,953
8/7/2017	29,872	12/6/2016	34,517	7/26/2017	142,510
8/8/2017	33,918	12/7/2016	135,444	7/31/2017	48,025
8/9/2017	22,504	12/8/2016	430,000	8/1/2017	16,893
8/18/2017	12,359			8/2/2017	51,112
9/13/2017	900	SCEF 2		8/7/2017	39,729
10/26/2017	1,819		Shares	8/8/2017	45,111
10/30/2017	9,425	Trade Dates	Acquired (Sold)	8/9/2017	29,930
10/31/2017	6,366	12/8/2016	9,200	9/15/2017	19,026
11/3/2017	3,354	12/13/2016	280,931	9/20/2017	11,649
11/8/2017	88	12/14/2016	33,844	9/21/2017	30,961
12/22/2017	48,649	12/28/2016	37,480	9/22/2017	52,735
1/2/2018	32,825	12/30/2016	58,400	9/27/2017	98,502
1/3/2018	21,105	1/3/2017	80,260	9/28/2017	50,000

1/4/2018	24,920	1/4/2017	42,853	10/2/2017	1,900
1/5/2018	31	1/5/2017	47,052	10/3/2017	22,231
		1/6/2017	160,000	10/4/2017	12,781
SCEF 1		1/9/2017	65,251	10/5/2017	62,878
	Shares	1/10/2017	66,239	10/6/2017	6,072
Trade Dates	Acquired (Sold)	1/11/2017	70,291	10/25/2017	38,424
12/8/2016	2,140	1/13/2017	8,249	10/26/2017	2,761
1/3/2017	19,740	1/18/2017	50,000	10/30/2017	14,304
1/4/2017	10,551	1/19/2017	8,957	10/31/2017	9,662
1/5/2017	11,586	1/24/2017	100,000	11/3/2017	5,057
1/10/2017	16,310	1/25/2017	20,347	11/8/2017	133
1/11/2017	17,307	1/26/2017	7,453	11/14/2017	10,372
1/19/2017	2,205	2/24/2017	(33,622)	11/15/2017	24,762
1/26/2017	1,835	2/28/2017	(57,825)	1/2/2018	49.186
1/30/2017	4,543	3/30/2017	1,888	1/3/2018	31,624
2/1/2017	167,608	3/31/2017	4,953	1/4/2018	37,341
2/2/2017	300,000	4/3/2017	30,000	1/5/2018	46
2/3/2017	71,177	4/4/2017	42,306
2/6/2017	118,900	4/5/2017	20,000	Saba ETF
2/7/2017	127,887	4/6/2017	20,000		Shares
2/8/2017	250,000	4/7/2017	7,800	Trade Dates	Acquired (Sold)
2/9/2017	172,240	11/3/2017	8,411	3/20/2017	12,000
2/10/2017	98,262	11/8/2017	79	3/27/2017	12,000
2/15/2017	(46,715)	12/22/2017	81,051	4/4/2017	30,000
2/16/2017	(78,011)	12/26/2017	30,114	4/5/2017	7,279
2/17/2017	(15,676)	1/2/2018	32,503	4/13/2017	10,000
2/21/2017	(30,722)	1/3/2018	20,936	4/20/2017	5,000
2/22/2017	(67,100)	1/4/2018	24,675	4/25/2017	5,000
2/23/2017	(59,635)	1/8/2018	81,651	4/26/2017	18,721
2/27/2017	(151,733)	1/9/2018	27,298	5/5/2017	15,000
2/28/2017	(42,175)	1/10/2018	20,217	5/8/2017	15,000
3/1/2017	(50,000)	1/11/2018	13,646	5/9/2017	15,000
3/3/2017	(19,129)			5/26/2017	17,000
3/30/2017	1,043			6/5/2017	26,050
3/31/2017	2,738			6/19/2017	15,000
8/1/2017	9,682			7/6/2017	15,000
8/2/2017	29,295			7/12/2017	2,009
8/7/2017	22,771			7/13/2017	14,000
12/22/2017	81,051			7/21/2017	36,000
12/26/2017	30,114			8/1/2017	5,000
12/27/2017	40,600			9/6/2017	13,000
12/28/2017	34,202			9/11/2017	13,000
12/29/2017	17,147			1/3/2018	3.308
1/9/2018	27,299			1/4/2018	4.589
1/10/2018	20,218
1/11/2018	13,647

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN ALPINE’S PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a proxy card to Alpine, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Alpine by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to InvestorCom or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact our proxy solicitor:

65 Locust Ave, Suite 302

New Canaan, CT 06840
Shareholders Call Toll-Free at: (877) 972-0090

E-mail: Saba@investor-com.com

[Form of GOLD Proxy Card]

PRELIMINARY COPY – SUBJECT TO COMPLETION

ALPINE TOTAL DYNAMIC DIVIDEND FUND

Proxy Card for Special Meeting of Shareholders

Scheduled for March 4, 2018 (the “Special Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P. (“SABA”)

THE BOARD OF TRUSTEES (THE “BOARD”) OF ALPINE TOTAL DYNAMIC DIVIDEND FUND IS NOT SOLICITING THIS PROXY

The undersigned appoints [●] and each of them, attorneys and agents with full power of substitution to vote all common shares of Alpine Dynamic Dividend Fund, a Delaware statutory trust (the “Fund”), that the undersigned would be entitled to vote at the Special Meeting of shareholders of the Fund scheduled to be held on Wednesday, March 4, 2018 at 11:00 A.M. Eastern Time, at 711 Westchester Avenue, White Plains, New York 10604, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “AGAINST” Proposal 1 and “WITHHOLD ALL” for Proposal 2. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –– – – – – – – – – – – – – – – – – – – – – –

INSTRUCTIONS: FILL IN VOTING BOXES “©“ IN BLACK OR BLUE INK

We recommend that you vote “AGAINST” Proposal 1:

	FOR	AGAINST	ABSTAIN
Proposal 1 – To approve a new investment advisory agreement between the Fund and Aberdeen Asset Managers Limited.	❑	❑	❑

We recommend that you “WITHHOLD ALL” for Proposal 2:

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

Proposal 2 – To elect four (4) Trustees, each to serve for a term from one to three years or until his or her successor has been duly elected and qualifiers, and each to take officer only if Proposal 1 is approved by shareholders of the Fund and only after resignation of the current Trustees is effective.

❑	❑	❑

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

If Proposal 1 is not approved by shareholders, none of four Trustee nominees in Proposal 2 will serve as a Trustee to the Fund, even if elected by shareholders. In such an event, the current Board will continue to serve.

The Transaction described in this Proxy Statement and the Fund’s proxy statement, filed on January 4, 2018, is contingent upon each of Proposals 1 and 2 being approved by shareholders. If either of the Proposals are not approved by shareholders, the Transaction will not be completed.